Exhibit (a)(4)

LETTER TO BROKERS, DEALERS

COMMERCIAL BANKS, TRUST COMPANIES

AND OTHER NOMINEES

Offer by

FOX ACQUISITION CORP

to Exchange

2.04 Shares of Class A Common Stock

(Including the Associated Preferred Stock Purchase Rights)

of

NEWS CORPORATION

for

Each Outstanding Share of Class A Common Stock

of

FOX ENTERTAINMENT GROUP, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 18, 2005, UNLESS THE OFFER IS EXTENDED.

March 4, 2005

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

We have been appointed by Fox Acquisition Corp, a Delaware corporation, and a direct wholly owned subsidiary of News Corporation, a Delaware corporation, to act as Information Agent in connection with Fox Acquisition Corp’s offer to exchange 2.04 shares of Class A Common Stock, par value $0.01 per share, of News Corporation (including the associated preferred stock purchase rights) (the “News Corporation Shares”) and cash in lieu of fractional shares, for each outstanding share of Class A Common Stock, par value $0.01 per share (collectively, the “Shares”), of Fox Entertainment Group, Inc., a Delaware corporation (“Fox”), upon the terms and subject to the conditions set forth in the News Corporation Prospectus Supplement, dated March 4, 2005 (the “Prospectus Supplement”), the accompanying prospectus dated February 2, 2005 (the “Accompanying Prospectus”), and the related Letter of Transmittal (which, as amended or supplemented from time to time, collectively constitute the “Offer”). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, MARCH 18, 2005, UNLESS THE OFFER IS EXTENDED.

Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

1. The Prospectus, Supplement and the Accompanying Prospectus.

2. The Letter of Transmittal for your use in accepting the Offer and tendering Shares and for the information of your clients. Manually signed copies of the Letter of Transmittal may be used to tender Shares.

3. The Notice of Guaranteed Delivery to be used to accept the Offer if certificates evidencing Shares are not immediately available, or if the procedures for tendering Shares set forth in “The Offer—Procedure for Tendering Shares” in the Prospectus Supplement and the Accompanying Prospectus cannot be completed on or prior to the expiration date of the Offer.

4. A printed form of the letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Offer.

5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

6. A return envelope addressed to Computershare Trust Company of New York (the “Exchange Agent”).

Please note the following:

1. The consideration per Share is 2.04 News Corporation Shares, as described in the Prospectus Supplement.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made without the prior approval of the Fox board of directors.

4. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, MARCH 18, 2005, UNLESS THE OFFER IS EXTENDED.

5. The Offer is conditioned upon, among other things, (1) the “Minimum Tender Condition” being satisfied, meaning that there must be validly tendered, and not properly withdrawn prior to the expiration of the Offer, at least a majority of the outstanding shares of Fox Class A Common Stock not beneficially owned, as of the close of business on the date immediately prior to the expiration of the Offer, by News Corporation or Fox Acquisition Corp, or their respective affiliates, directors and executive officers, or the directors and executive officers of Fox, and (2) News Corporation having received a private letter ruling from the Internal Revenue Service, acceptable in form and substance to News Corporation, the effect of which is that certain internal restructuring transactions to be effected by News Corporation prior to the completion of the offer will not result in liability of News Corporation or any of its affiliates under an indemnity agreement with a third party, and the completion of such internal restructuring transactions. The Offer is also subject to the other conditions set forth in the Prospectus Supplement and the Accompanying Prospectus. See “The Offer—Conditions of the Offer” in the Prospectus Supplement and the Accompanying Prospectus.

6. If Fox Acquisition Corp successfully completes the Offer, News Corporation will effect a “short form” merger of Fox into Fox Acquisition Corp as soon as practicable after the completion of the Offer unless prevented from doing so by a court or other legal requirement. In this merger, each Share remaining outstanding would be converted into the same consideration that Fox stockholders receive pursuant to the Offer, unless a Fox stockholder properly perfects appraisal rights.

7. Fox Acquisition Corp will pay cash in lieu of any fraction of a News Corporation Share to which a Fox stockholder would otherwise be entitled. A Fox stockholder who fails to complete and sign the Substitute Form W-9 (or obtain and complete a Form W-8, in the case of a foreign stockholder) may be subject to a required federal backup withholding tax on any payment to the stockholder pursuant to the Offer.

8. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Exchange Agent of (a) certificates evidencing such Shares (or a confirmation of a book-entry transfer of such Shares (a “Book-Entry Confirmation”) into the Exchange Agent’s account at The Book-Entry Transfer Facility (as defined in the Letter of Transmittal), (b) the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Letter of Transmittal) in lieu of the Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares and all other required documents are actually received by the Exchange Agent. Any stockholder who desires to tender Shares and whose Share certificates are not immediately available, or who cannot comply with the procedures for book-entry transfer on a timely basis, or who cannot deliver all required document to the Exchange Agent prior to the expiration date of the Offer, may tender such Shares by following the procedures for guaranteed delivery set forth in “The Offer—Guaranteed Delivery” in the Prospectus Supplement and the Accompanying Prospectus.

Fox Acquisition Corp will not pay any commissions or fees to any broker, dealer or other person, other than the Information Agent, for soliciting tenders of Shares pursuant to the Offer. Fox Acquisition Corp will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients.

Stockholders who wish to tender, but whose Share Certificates are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Exchange Agent prior to the expiration date of the Offer, or who cannot comply with the procedure for book-entry transfer on a timely basis, may tender their Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth herein and in “The Offer—Guaranteed Delivery” in the Prospectus Supplement and the Accompanying Prospectus.

Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed material may be obtained from, the Information Agent at the address and telephone number set forth on the back cover of the Prospectus Supplement and the Accompanying Prospectus.

Very truly yours,

Georgeson Shareholder Communications, Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF NEWS CORPORATION, FOX ACQUISITION CORP, FOX, THE INFORMATION AGENT, OR THE EXCHANGE AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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